UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 16, 2009

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Settlement of Certain Litigation
On November 6, 2009, Atmel Corporation (“Atmel” or the “Company”) entered a Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) to settle previously disclosed litigation regarding Atmel’s response to a subsequently-withdrawn acquisition proposal by Microchip Technology Inc. and ON Semiconductor Corporation, including Atmel’s adoption of an amendment to its Amended and Restated Preferred Shares Rights Agreement, dated as of October 18, 1999. The terms of the Stipulation are based on the terms of an agreement-in-principle set forth in a Memorandum of Understanding dated as of September 14, 2009, which Atmel announced in a September 18, 2009 Form 8-K, and are subject to the approval of the Delaware Court of Chancery.
In connection with the settlement proposed in the Stipulation, Atmel is attaching the exhibits listed in Item 9.01 below to this Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Stipulation and Agreement of Compromise, Settlement and Release

99.2	Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear

99.3	Press release, dated as of November 16, 2009, entitled “Atmel Enters into Stipulation to Settle Microchip Offer Shareholder Litigation.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
Date: November 17, 2009	By:	/s/ Patrick G. Reutens
Patrick G. Reutens
Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Stipulation and Agreement of Compromise, Settlement and Release

99.2	Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear

99.3	Press release, dated as of November 16, 2009, entitled “Atmel Enters into Stipulation to Settle Microchip Offer Shareholder Litigation.”

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